UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Section 1 -	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement
As reported in the Report on Form 10-Q of Stratus Services Group, Inc. (the “Company” or “Stratus”) for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on August 17, 2005, on August 11, 2005, the Company and Capital Temp Funds (the “Lender”) entered into an Amended and Restated Forbearance Agreement (the “Amended Forbearance Agreement”) whereby the Lender had again agreed to forbear from accelerating obligations and/or enforcing existing defaults until August 26, 2005.

Additionally, in connection with the Company and the Lender entering into the Amended Forbearance Agreement, the Company, the Lender and ALS, LLC (“ALS”) also entered into the ALS Forbearance, whereby ALS agreed to forbear, through August 25, 2005, from enforcing payment defaults under the Outsourcing Agreement between the Company and ALS, subject to certain conditions.

Since August 25, 2005, the Company, the Lender and ALS have entered into several additional extensions of the Amended Forbearance and the ALS Forbearance. The latest such extension, which was executed on November 3, 2005, extended both the Amended Forbearance Agreement and the ALS Forbearance for an additional two week period expiring on November 18, 2005, subject to the terms and conditions set forth therein, except that the Amended Forbearance Agreement was further amended as follows: (a) no later than November 11, 2005, the Company and ALS, or its affiliates, shall have entered into a binding agreement, approved in all respects by the Lender for the sale by Stratus of all of the assets described in a certain Term Sheet between Stratus and ALS dated November 1, 2005; (b) no later than November 18, 2005, there shall be invested in Stratus no less than $1,000,000 in the form of 1) equity, 2) subordinated indebtedness (pursuant to terms acceptable to the Lender), 3) a junior participation with the Lender in loans made and to be made to Stratus, or 4) a complete subordination by ALS of Stratus’ indebtedness to ALS in that amount; and (c) through November 11, 2005, the Lender shall retain an additional reserve of $100,000.

On November 3, 2005, the Company and ALS entered into a binding letter agreement, subject to certain conditions and subject to the execution of definitive agreements, whereby ALS would purchase substantially all of the assets (the “Purchased Assets”), free and clear of all liens and encumbrances, of Stratus’ offices in its Southern California region, Phoenix region and of its Dallas Morning News account (the “Transaction”).

The purchase price (“Purchase Price”) for the Purchased Assets shall be approximately $20 million, paid as follows:

1)	$3.0 million in cash at the closing of the Transaction (the “Closing”);
2)
$6.0 million earnout, payable monthly in arrears in an amount equal to 15% of collected gross profit from the Purchased Assets (the “Earnout”). In the event ALS’ collection of the receivables comprising the Purchased Assets is less than the sum of (i) the Funded Senior Debt and (ii) the ALS Debt, there will be a dollar for dollar reduction in the Earnout;

3)	Payment or other satisfaction of the existing funded Senior Debt, excluding any unpaid fees or other service charges (estimated to be $9.5 million) (the “Funded Senior Debt”), and
4)	Forgiveness of Stratus’ indebtedness to ALS, as of Closing (estimated to be $2.5 million) (the “ALS Debt”).

Stratus’ Board of Directors must approve of the Asset Purchase Agreement, and all ancillary transaction documents, and the same shall also be subject to a shareholder vote approving the transaction, at a special meeting of shareholders, to be obtained no later than January 30, 2006.

Additionally, ALS must receive a commitment from its Lender for the financing required to consummate the Transaction.

The parties have agreed to use best efforts to have all conditions precedent, other than shareholder approval, satisfied by November 30, 2005.

Stratus has agreed to negotiate exclusively with ALS towards the completion of the Transaction until the earlier of (i) obtaining shareholder approval or (ii) the termination of the agreement as a result of ALS’ failure to receive a commitment from its Lender for the financing required to consummate the Transaction.

In the interim, ALS has agreed to fund up to $1 million of cash shortfall from day to day operations from November 1, 2005 through the completion of a shareholder vote, subject to certain conditions. Prior to Closing, ALS may purchase all the receivables for an amount equal to the Funded Senior Debt. In the event ALS chooses to execute this pre-Closing transaction, ALS will direct bill all Stratus’ customers and receive a service fee from Stratus for such services. Under the circumstances, the Purchased Assets will exclude the receivables and the purchase price due at Closing will exclude amounts paid pursuant to this pre-Closing transaction. Stratus will provide up to three (3) months of post-Closing support and transition services (billing, collection, etc) at no cost to ALS. Stratus shall make best efforts to (i) transition the Purchased Assets to ALS and (ii) maintain personnel required to satisfy its obligations to provide such support and transition services. For the remaining term of the Outsourcing Agreement between the Company and ALS, ALS will continue to process Stratus payroll at rates negotiated prior to ALS’ acquisition of Stratus’ Northern California assets in June 2005. The Agreement will be terminable with 30 days notice by either party. It will be terminable by Stratus only if all obligations to ALS are paid in full. Stratus, ALS, each of their officers and Jeff Raymond and his affiliated entities are to execute non-compete and non-solicitation agreements with respect to each other’s assets post-Closing.

Section 2 -	Financial Information
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
On November 1, 2005 the Company received notification (which was dated October 25, 2005) of default of Note dated December 27, 2001, in the original principal amount of $1,100,000 (the “Note”) executed by the Company in favor of Provisional Employment Solutions, Inc., transferred and assigned by Transfer and Assignment of Security Agreement (“Assignment Agreement”) dated December 27, 2001, to Raymond W. Clawson, Rhonda Mills and Jeffrey L. Waldie (collectively, “PES”).

PES has made demand for payment of the entire amount of the outstanding principal and interest of the Note, which totaled approximately $736,823 as of October 31, 2005. While PES has indicated that it disputes the validity of a certain Subordination Agreement between PES and the Company’s lender, Capital Temp Funds, Inc. (“Capital”), PES has, in the alternative, notified the Company and Capital of the Company’s default of its obligations under the Subordination Agreement, and advised the Company that if such default is not cured within ninety (90) days of receipt of the notification letter (i.e., by January 30, 2006), PES will have a right to bring an action against the Company in law and in equity.

The Company’s CEO has responded to PES that both the Company and Capital believe the Subordination Agreement to be valid and enforceable and the Company will work with PES and Capital to cure the default under the Note within the ninety (90) day period. However, there can be no guarantee that the Company, Capital, and PES will be able to resolve their differences and/or cure the default. If the Company cannot cure the default during the ninety (90) day cure period, or the Company cannot resolve its differences with PES and Capital, the default under the Note would trigger a default under the Company’s Loan and Security Agreement, as amended, and its Amended Forbearance Agreement with Capital, which would permit Capital to accelerate the payment of $9.6 million of indebtedness outstanding under the Loan Agreement.

Certain information included in this Report on Form 8-K and other Registrant filings (collectively, the “SEC filings”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are matters relating to conditions facing the staffing industry generally, continued operating losses and their effect on liquidity, the continued cooperation of the Registrant’s creditors, and the risks described in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Exhibit No.	Description
10.54	Letter Agreement between the Company and ALS, LLC regarding further extension of Forbearance dated November 3, 2005.
10.55	Letter Agreement between the Company and Capital Temp Funds regarding further extension of Forbearance dated November 3, 2005.
10.56	Letter of Intent between Stratus Services Group, Inc. and ALS, LLC dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: November 7, 2005	By:	/s/ Joseph J. Raymond

President and Chief Executive Officer